UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 11, 2016

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 11, 2016, Interleukin Genetics, Inc. (the “Company”) entered into a PerioPredict® Genetic Risk Test Services Agreement (the “Agreement”) with Alticor Inc. (“Alticor”), which is an affiliate of the Company, as plan sponsor and plan administrator for Amway Employee Health & Welfare (“Amway”), a leading direct selling company. Pursuant to this Agreement, the Company will offer testing and educational services to all participants in the Dental Option of Amway’s Health & Welfare Plan. Under the Agreement, Amway will pay the Company a fixed fee for each PerioPredict test the Company processes for an employee of Amway.  The Agreement has an initial term of 3 years and thereafter automatically renews on an annual basis unless terminated by either party. The Agreement may be terminated by either party (i) immediately upon breach of the confidentiality provisions or if a party violates certain laws, (ii) upon breach or default of performance by the other party if the breach or default is not cured within 15 days or (iii) after July 1, 2017, with 90 days written notice. Implementation of the Agreement is expected to begin in September 2016.

A copy of the Company’s press release, dated July 12, 2016, announcing the Company’s entry into the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit.

99.1	Press Release dated July 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: July 12, 2016	/s/ Stephen DiPalma
Stephen DiPalma
Interim Chief Financial Officer
(Signature)